SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2005

Commission File No. 333-72321

BGF Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2221	56-1600845
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3802 Robert Porcher Way, Greensboro, North Carolina	27410
(Address of registrant’s principal executive office)	(Zip Code)

(336) 545-0011

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

BGF Industries, Inc (The “Company”) will restate its previously reported financial results for fiscal year 2003 and for each of the first three quarters of 2004. The restated financial results will be be included in the Company’s 2004 Annual Report on Form 10-K, which is expected to be filed with the Securities and Exchange Commission on or before March 31, 2005.

The restatement is due to an adjustment relating to the accounting in 2003 for a sale and leaseback of the Company’s corporate headquarters facility located in Greensboro, North Carolina. The transaction was accounted for as a financing under the highly technical provisions of FAS 98 “Accounting for Leases”.

In the Company’s previously reported financial statements, the amortization of the financing obligation utilized the initial 7 year term of the agreement and an effective interest rate of approximately 4% which was causing the obligation to be amortized faster than the related assets were being depreciated, resulting in a built in loss on the property. The Company discussed its accounting for the transaction with its independent registered public accounting firm at the time of the transaction. The Company has now determined that the amortization of the financing obligation should be over the entire 22-year term of the agreement, which includes the renewal option periods, at an effective interest rate of 18%. This adjustment will result in an increase of $400,000 in interest expense for 2003 and an increase of $100,000 in interest expense for each of the first three quarters of 2004 . The Company has discussed its revised accounting and the related adjustments with its independent registered public accounting firm.

As a result of the foregoing, the Company’s management has recently concluded that the Company’s previously reported 2003 financial statements, which were included in the Company’s 2003 Annual Report on Form 10-K, and the Company’s previously reported 2004 and 2003 quarterly financial statements, which were included in the Company’s Quarterly Reports on Form 10-Q, should no longer be relied upon.

These adjustments do not impact either the Company’s cash position or its bank loan covenants. Because interest expense is reported below operating income in our financial statements, this adjustment will have no impact on the Company’s previously reported operating income.

Item 7.01. Regulation FD Disclosure

During the first quarter of 2005, the Company eliminated nine salaried positions at its South Hill lightweight fiber fabrics facility, which will result in the payment of approximately $400,000 of non-recurring severance costs in the second quarter of 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned thereunto duly authorized.

BGF INDUSTRIES, INC.

By:	/s/ Philippe R. Dorier
Philippe R. Dorier
Chief Financial Officer
(Principal Financial and Accounting Officer)

Dated: March 28, 2005